Exhibit 10.7

GLOBAL PARTNERS LP

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of October 4, 2005, is entered into by and among GLOBAL GP LLC, a Delaware limited liability company (“GP LLC”), GLOBAL PARTNERS LP, a Delaware limited partnership (“MLP”), GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP LLC, a Delaware limited liability company (“GMG”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Chelsea LLC”), GLOBAL PETROLEUM CORP., a Massachusetts corporation (“GPC”), LAREA HOLDINGS LLC, a Delaware limited liability company (“Larea”), LAREA HOLDINGS II LLC, a Delaware limited liability company (“Larea II”), CHELSEA TERMINAL LIMITED PARTNERSHIP, a Massachusetts limited partnership (“Chelsea LP”), SANDWICH TERMINAL, L.L.C., a Massachusetts limited liability company (“Sandwich”) and MONTELLO OIL CORPORATION, a New Jersey corporation (“Montello”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”  Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.

RECITALS:

WHEREAS, GPC and GP LLC have formed MLP pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) for the purpose of engaging in any business activity that is approved by GP LLC and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions have been taken prior to the date hereof:

1.                                       GPC formed GP LLC under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 to GP LLC in exchange for all of the member interests in GP LLC.

2.                                       GP LLC and GPC formed MLP under the terms of the Delaware LP Act to which GP LLC contributed $40 to MLP in exchange for a 2% general partner interest in MLP and GPC contributed $1,960 to MLP in exchange for a 98% limited partner interest in MLP.

3.                                       MLP formed OLLC under the terms of the Delaware LLC Act to which MLP contributed $1,000 to OLLC in exchange for all of the member interests in OLLC.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

1.                                       The New Credit Facility will be entered into by and among the parties thereto at which time borrowings under the New Credit Facility will be used to repay any outstanding borrowings under the Old Credit Facility.

2.                                       Global will distribute approximately $45,250,000 in cash and receivables (“Working Capital Assets”), to GPC, Montello, Larea and Larea II as follows:

(a)                                  GPC will receive $18,124,424;

(b)                                 Montello will receive $22,172,500;

(c)                                  Larea will receive $3,302,051; and

(d)                                 Larea II will receive $1,651,025.

3.                                       GPC, Montello, Larea and Larea II will convey a 36%, 49%, 10% and 5%, respectively, member interest in Global to GP LLC in exchange for a 36%, 49%, 10% and 5%, respectively, member interest in GP LLC.  Such member interests in Global have an aggregate value equal to 2% of the equity value of MLP at the closing of the transactions contemplated by this Agreement and shall be referred to herein as the “Global Interests.”

4.                                       GMG will convey all its right, title and interest in the Qualifying Income Assets to Global as a capital contribution on behalf of GPC, Montello, Larea and Larea II.

5.                                       GP LLC will convey the Global Interests to MLP in exchange for (a) 230,303 General Partner Units, which represents a continuation of its 2% general partner interest in MLP, and (b) the issuance of the IDRs.

6.                                       GPC, Montello, Larea, Larea II, Chelsea LP and Sandwich (the “Owners”) will convey their member interests in Global, GMG and Chelsea LLC (the “Operating Subsidiaries”) to MLP in exchange for (a) 742,424 Common Units representing a 6.4% limited partner interest in MLP, of which (i) GPC will receive 226,736 Common Units, (ii) Montello will receive 308,552 Common Units, (iii) Larea will receive 74,242 Common Units, (iv) Larea II will receive 37,121 Common Units, (v) Chelsea LP will receive 94,659 Common Units and (vi) Sandwich will receive 1,114 Common Units, (b) 5,642,424 Subordinated Units representing a 49.0% limited partner interest in MLP, of which (i) GPC will receive 1,723,196 Subordinated Units, (ii) Montello will receive 2,344,992 Subordinated Units, (iii) Larea will receive 564,242 Subordinated Units, (iv) Larea II will receive 282,121 Subordinated Units, (v) Chelsea LP will receive 719,409 Subordinated Units and (vi) Sandwich will receive 8,464 Subordinated Units, and (c) the assumption by MLP of the GPC Term Loan.

7.                                       In connection with MLP’s initial public offering (the “Offering”), the public, through the Underwriters, will contribute $107,800,000 in cash to MLP, less the Underwriters’ discount of $7,144,200, in exchange for 4,900,000 Common Units representing a 42.6% limited partner interest in MLP.

8.                                       MLP will convey all of its member interests in the Operating Subsidiaries to OLLC as a capital contribution.

9.                                       MLP will (a) pay or cause to be paid approximately $4,405,8000 of offering expenses (excluding the Underwriters’ discount) in connection with the Offering of the Common Units, (b) repay approximately $51,000,000 of outstanding indebtedness under the GPC Term Loan and (c) contribute its remaining cash of approximately $45,250,000 to OLLC as a capital contribution.

10.                                 OLLC will convey approximately $45,250,000 to Global as a capital contribution, which will use the funds to repay approximately $45,250,000 of outstanding borrowings under the New Credit Facility.

11.                                 Global will convey all of its right, title and interest in the Non-Qualifying Income Assets to GMG as a capital contribution on behalf of OLLC.

12.                                 GMG will, pursuant to the terms of the Delaware LLC Act and the Delaware General Corporation Law (the “Delaware GCL”), convert to Global Montello Group Corp., a Delaware corporation (“GMG Corp.”).

13.                                 To the extent the Underwriters exercise their over-allotment option to purchase up to 735,000 Common Units (the “Over-Allotment Option”), MLP will use the net proceeds to redeem from the Owners a number of Common Units equal to those sold pursuant to the Over-Allotment Option.

14.                                 The organizational documents of the Parties will be amended and restated as necessary to reflect the applicable matters set forth above and as contained in this Agreement.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                      Terms.  The following defined terms shall have the meanings given below:

“Agreement” means this Contribution, Conveyance and Assumption Agreement.

“Assets” means all right, title and interest of GMG and Global in and to the Qualifying Income Assets and the Non-Qualifying Income Assets, respectively, whether tangible or intangible, whether real, personal or mixed, whether accrued or contingent, and wherever located.

“Chelsea LLC” has the meaning as set forth in the opening paragraph of this Agreement.

“Chelsea LP” has the meaning as set forth in the opening paragraph of this Agreement.

“Code” means Internal Revenue Code of 1986, as amended.

“Common Units” has the meaning as set forth in the Partnership Agreement.

“Delaware GCL” has the meaning as set forth in the Recitals of this Agreement.

“Delaware LLC Act” has the meaning as set forth in the Recitals of this Agreement.

“Delaware LP Act” has the meaning as set forth in the Recitals of this Agreement.

“Effective Time” means 12:01 a.m. Eastern Daylight Time on October 4, 2005.

“Employee-Related Liabilities” means all liabilities arising out of or related to those agreements, contracts, plans and similar arrangements listed on Schedule A to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Global or its affiliates.

“FFE Assets” means the furniture, fixtures and other equipment set forth on Schedule B and such other furniture, fixtures and other equipment in which Global has a right, title and interest in located at 800 South Street, Waltham, Massachusetts 02454, and at such other locations where employees of any of the Partnership Entities are situated.

“FFE Liabilities” means all liabilities arising out of or related to the ownership of the FFE Assets to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Global or its affiliates.

“General Partner Units” has the meaning as set forth in the Partnership Agreement.

“Glen Hes” means Glen Hes Corp., a Delaware corporation.

“Global” has the meaning as set forth in the opening paragraph of this Agreement.

“Global Interests” has the meaning as set forth in the Recitals of this Agreement.

“GMG” has the meaning as set forth in the opening paragraph of this Agreement.

“GMG Corp.” has the meaning as set forth in the Recitals of this Agreement.

“GP LLC” has the meaning as set forth in the opening paragraph of this Agreement.

“GPC” has the meaning as set forth in the opening paragraph of this Agreement.

“GPC Term Loan” means that Term Loan Agreement dated as of July 2, 2004 by and among GPC, as the borrower, those entities identified as guarantors and Bank of America, N.A. and the other lending institutions listed on Schedule 1 thereto and Bank of America, N.A., as agent.

“IDR” has the same meaning as “Incentive Distribution Right” as set forth in the Partnership Agreement.

“Larea” has the meaning as set forth in the opening paragraph of this Agreement.

“Larea II” has the meaning as set forth in the opening paragraph of this Agreement.

“MLP” has the meaning as set forth in the opening paragraph of this Agreement.

“MLP Agreement” means the First Amended and Restated Agreement of Limited Partnership of MLP, as it may be amended, supplemented or restated from time to time.

“Montello” has the meaning as set forth in the opening paragraph of this Agreement.

“New Credit Facility” means that Credit Agreement dated as of October 4, 2005, among OLLC, Global, GMG, Glen Hes and Chelsea LLC, as borrowers, MLP and GP LLC as initial guarantors, each lender from time to time party thereto and Bank of America, N.A., as administrative agent.

“Non-Qualifying Income Assets” means those assets set forth on Schedule C and such other assets that do not generate “qualifying income” as defined in Section 7704 of the Code.

“Non-Qualifying Income Liabilities” means all liabilities arising out of or related to the ownership of the Non-Qualifying Income Assets to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Global or its affiliates.

“Offering” has the meaning as set forth in the Recitals of this Agreement.

“Old Credit Facility” means that Eighth Amended and Restated Revolving Credit Agreement dated as of July 1, 2003 by and among Global, GMG, Glen Hes, Chelsea LLC and Fleet National Bank and the other lending institutions listed on Schedule 1 thereto and Fleet National Bank, as agent, as amended.

“OLLC” has the meaning as set forth in the opening paragraph of this Agreement.

“Operating Subsidiaries” has the meaning as set forth in the Recitals of this Agreement.

“Over-Allotment Option” has the meaning as set forth in the Recitals of this Agreement.

“Owners” has the meaning as set forth in the Recitals of this Agreement.

“Party” or “Parties” has the meaning as set forth in the opening paragraph of this Agreement.

“Partnership Entities” means GP LLC, MLP, OLLC, the Operating Subsidiaries and Glen Hes.

“Qualifying Income Assets” means those assets set forth on Schedule D and such other assets that generate “qualifying income” as defined in Section 7704 of the Code.

“Qualifying Income Liabilities” means all liabilities arising out of or related to the ownership of the Qualifying Income Assets to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of GMG or its affiliates.

“Sandwich” has the meaning as set forth in the opening paragraph of this Agreement.

“Subordinated Units” has the meaning as set forth in the Partnership Agreement.

“Underwriters” means Lehman Brothers Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., Raymond James & Associates, Inc., RBC Capital Markets Corporation and Banc of America Securities LLC.

“Working Capital Assets” has the meaning as set forth in the Recitals of this Agreement.

ARTICLE II
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Section 2.1                                      Distribution and Assignment of Working Capital Assets to GPC, Montello, Larea and Larea II.  The Parties hereby acknowledge the distribution and assignment by Global of the Working Capital Assets to GPC, Montello, Larea and Larea II and the receipt by GPC, Montello, Larea and Larea II of $18,124,424, $22,172,500, $3,302,051 and $1,651,025, respectively, in cash and value associated with the Working Capital Assets.

Section 2.2                                      Contribution of Global Interests by GPC, Montello, Larea and Larea II to GP LLC.  GPC, Montello, Larea and Larea II hereby grant, contribute, bargain, convey, assign, transfer, set over and deliver to GP LLC, its successors and assigns, for its and their own use forever, the Global Interests in exchange for a 36%, 49%, 10% and 5%, respectively, member interest in GP LLC, and GP LLC hereby accepts the Global Interests as a contribution to the capital of GP LLC.

Section 2.3                                      Contribution of Qualifying Income Assets by GMG to Global.  GMG hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Global, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the Qualifying Income Assets, and Global hereby accepts such assets as a contribution to the capital of Global on behalf of GPC, Montello, Larea and Larea II.

TO HAVE AND TO HOLD the Qualifying Income Assets unto Global, its successors and assigns, together with all and singular the rights and appurtenances thereto in any way belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

Section 2.4                                      Contribution of Global Interests by GP LLC to MLP.  GP LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, the Global Interests in exchange for (a) 230,303 General Partner Units, which represent a continuation of its 2% general partner interest in MLP, and (b) the issuance of the IDRs, and MLP hereby accepts the Global Interests as a contribution to the capital of MLP.

Section 2.5                                      Contribution of Interests in Operating Subsidiaries by the Owners to MLP.  The Owners hereby grant, contribute, bargain, convey, assign, transfer, set over and deliver to MLP, its successors and assigns, for its and their own use forever, all remaining member interests in the Operating Subsidiaries in exchange for (a) 742,424 Common Units representing a 6.4% limited partner interest in MLP, of which (i) GPC receives 226,736 Common Units, (ii) Montello receives 308,552 Common Units, (iii) Larea receives 74,242 Common Units, (iv) Larea II receives 37,121 Common Units, (v) Chelsea LP receives 94,659 Common Units and (vi) Sandwich receives 1,114 Common Units, (b) 5,642,424 Subordinated Units representing a 49.0% limited partner interest in MLP, of which (i) GPC receives 1,723,196 Subordinated Units, (ii) Montello receives 2,344,992 Subordinated Units, (iii) Larea receives 564,242 Subordinated Units, (iv) Larea II receives 282,121 Subordinated Units, (v) Chelsea LP receives 719,409 Subordinated Units and (vi) Sandwich receives 8,464 Subordinated Units, and (c) agreement by MLP to assume and repay any outstanding indebtedness under the GPC Term Loan, and MLP hereby accepts such member interests in Operating Subsidiaries as a contribution to the capital of MLP.

Section 2.6                                      Public Cash Contribution.  The Parties acknowledge a cash contribution by the public through the Underwriters to MLP of $107,800,000 ($100,655,800 after the Underwriters’ discount of $7,144,200) in exchange for 4,900,000 Common Units representing a 42.6% interest in MLP.

Section 2.7                                      Contribution of Interests in Operating Subsidiaries by MLP to OLLC.  MLP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLLC, its successors and assigns, for its and their own use forever, all member interests in the Operating Subsidiaries, and OLLC hereby accepts such member interests in Operating Subsidiaries as a contribution to the capital of OLLC.

Section 2.8                                      Payment of Transaction Expenses and Outstanding Indebtedness by MLP; Cash Contribution by MLP to OLLC.  The Parties acknowledge (a) the payment by MLP, in connection with the transactions contemplated hereby, of transaction expenses in the amount of approximately $4,405,800 (exclusive of the Underwriters’ discount), (b) the repayment by MLP of approximately $51,000,000 of outstanding indebtedness under the GPC Term Loan and (c) the contribution by MLP of its remaining cash of approximately $45,250,000 to OLLC as a capital contribution.

Section 2.9                                      OLLC Cash Contribution to Global.  The Parties acknowledge the contribution by OLLC to Global and the receipt by Global of approximately $45,250,000 in cash.

The above contribution has been made to repay approximately $45,250,000 of outstanding borrowings under the New Credit Facility.  Global acknowledges that the amounts acknowledged as being contributed under this Section 2.9 have been used to repay approximately $45,250,000 of outstanding borrowings under the New Credit Facility.

Section 2.10                                Contribution of Non-Qualifying Income Assets by Global to GMG.  Global hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to GMG, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the Non-Qualifying Income Assets, and GMG hereby accepts such assets as a contribution to the capital of GMG.

TO HAVE AND TO HOLD the Non-Qualifying Income Assets unto GMG, its successors and assigns, together with all and singular the rights and appurtenances thereto in any way belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

Section 2.11                                Distribution of FFE Assets by Global to GP LLC.  Global hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to GP LLC, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the FFE Assets, and GP LLC hereby accepts such assets for use by GP LLC and its employees in the management of the business of the Partnership Entities.

TO HAVE AND TO HOLD the FFE Assets unto GP LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in any way belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

ARTICLE III
ASSUMPTIONS OF CERTAIN LIABILITIES

Section 3.1                                      Assumption of Qualifying Income Liabilities by Global.  In connection with the contribution and transfer by GMG of the Qualifying Income Assets to Global, as set forth in Section 2.3 above, Global hereby assumes and agrees to duly and timely pay, perform and discharge the Qualifying Income Liabilities, to the full extent that GMG has been heretofore or would have been in the future obligated to pay, perform and discharge the Qualifying Income Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Qualifying Income Liabilities shall not (a) increase the obligation of Global with respect to the Qualifying Income Liabilities beyond that of GMG, (b) waive any valid defense that was available to GMG with respect to the Qualifying Income Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the Qualifying Income Liabilities.

Section 3.2                                      Assumption of GPC Term Loan by MLP.  In connection with the contribution and transfer by the Owners of interests in the Operating Subsidiaries to MLP, as set forth in Section 2.5 above, MLP hereby assumes and agrees to duly and timely pay, perform and discharge the GPC Term Loan, to the full extent that the parties thereto have been heretofore or would have been in the future obligated to pay, perform and discharge the GPC Term Loan were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the GPC Term Loan shall not (a) increase the obligation of MLP with respect to the GPC Term Loan beyond that of the parties thereto, (b) waive any valid defense that was available to the parties thereto with respect to the GPC Term Loan or (c) enlarge any rights or remedies of any third party, if any, under the GPC Term Loan.

Section 3.3                                      Assumption of Non-Qualifying Income Liabilities by GMG.  In connection with the contribution and transfer by Global of the Non-Qualifying Income Assets to GMG, as set forth in Section 2.10 above, GMG hereby assumes and agrees to duly and timely pay, perform and discharge the Non-Qualifying Income Liabilities, to the full extent that Global has been heretofore or would have been in the future obligated to pay, perform and discharge the Non-Qualifying Income Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Non-Qualifying Income Liabilities shall not (a) increase the obligation of GMG with respect to the Non-Qualifying Income Liabilities beyond that of Global, (b) waive any valid defense that was available to Global with respect to the Non-Qualifying Income Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the Non-Qualifying Income Liabilities.

Section 3.4                                      Assumption of Employee-Related Liabilities by GP LLC.  In connection with the Offering, GP LLC hereby assumes and agrees to duly and timely pay, perform and discharge the Employee-Related Liabilities, to the full extent that Global has been heretofore or would have been in the future obligated to pay, perform and discharge the Employee-Related Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Employee-Related Liabilities shall not (a) increase the obligation of GP LLC with respect to the Employee-Related Liabilities beyond that of Global, (b) waive any valid defense that was available to Global with respect to the Employee-Related Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the Employee-Related Liabilities.  Nothing in this Section 3.4, shall affect the right of GP LLC to seek indemnification or reimbursement from MLP pursuant to the terms of the MLP Agreement.

Section 3.5                                      Assumption of FFE Liabilities by GP LLC.  In connection with the distribution and transfer by Global of the FFE Assets to GP LLC, as set forth in Section 2.11 above, GP LLC hereby assumes and agrees to duly and timely pay, perform and discharge the FFE Liabilities, to the full extent that Global has been heretofore or would have been in the future obligated to pay, perform and discharge the FFE Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the FFE Liabilities shall not (a) increase the obligation of GP LLC with respect to the FFE Liabilities beyond that of Global, (b) waive any valid defense that was available to Global with respect to the FFE Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the FFE Liabilities.

ARTICLE IV
ADDITIONAL TRANSACTIONS

Section 4.1                                      Conversion of GMG.  GMG has adopted a certificate of conversion and a certificate of incorporation pursuant to the Delaware GCL and the Delaware LLC Act and will file a certificate of conversion and certificate of incorporation with the Secretary of State of the State of Delaware which filings shall convert (upon such filing or the effective time stated therein) GMG into GMG Corp., having Global as its sole stockholder.

Section 4.2                                      Over-Allotment Option.  The Parties acknowledge that in the event the Underwriters exercise their Over-Allotment Option, MLP shall use any net proceeds therefrom to redeem from the Owners a pro rata number of Common Units held by each of the Owners equal to the number of Common Units issued upon exercise of the Over-Allotment Option, at a price per Common Unit equal to the net proceeds per Common Unit received by MLP after the Underwriters’ discount but before other expenses.

ARTICLE V
TITLE MATTERS

Section 5.1                                      Encumbrances.

(a)                                  Except to the extent provided in any other document executed in connection with this Agreement or the Offering, the contribution and conveyance (by operation of law or otherwise) of the Assets as reflected in this Agreement are made expressly subject to all recorded and unrecorded liens (other than consensual liens), encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdictions over the Assets and operations conducted thereon or in connection therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including all matters that a current survey or visual inspection of the Assets would reflect.

(b)                                 To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 5.1(a) immediately above shall also be applicable to the conveyances under such documents.

Section 5.2                                      Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

(a)                                  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY OR INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION.  THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT.  THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING.

(b)                                 The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective Parties receiving such contributions, and all persons claiming by, through and under such Parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

(c)                                  Each of the Parties agrees that the disclaimers contained in this Section 5.2 are “conspicuous” disclaimers.  Any covenants implied by statute or law by the use of the words “grant,” “contribute,” “convey,” “bargain,” “assign,” “transfer,” “deliver,” “sell” or “set over” or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived or negated.

(d)                                 Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE VI
FURTHER ASSURANCES

From time to time after the date hereof, and without any further consideration the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE VII
EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II or Article III of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II or Article III of this Agreement shall be effective and operative in accordance with Article VIII, without further action by any Party.

ARTICLE VIII
MISCELLANEOUS

Section 8.1                                      Order of Completion of Transactions.  The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth in Article II of this Agreement.  The transactions provided for in Article III of this Agreement shall be completed simultaneously with the transactions provided for in Article II of this Agreement.  The transactions provided for in Article IV of this Agreement shall be completed after those provided for in Article II and Article III of this Agreement.

Section 8.2                                      Costs.  Except for the transaction expenses set forth in Section 2.8, OLLC shall pay all expenses, fees and costs, including sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, OLLC shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article VI of this Agreement.

Section 8.3                                      Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

Section 8.4                                      Successors and Assigns.  The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 8.5                                      No Third Party Rights.  The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 8.6                                      Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

Section 8.7                                      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

Section 8.8                                      Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 8.9                                      Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.

Section 8.10                                Integration.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter.  This document and such instruments contain the entire understanding of the Parties.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 8.11                                Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

GLOBAL GP LLC

By:		/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President, Secretary and General Counsel

GLOBAL PARTNERS LP

By:		GLOBAL GP LLC,
its General Partner

	By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President, Secretary and General Counsel

GLOBAL OPERATING LLC

By:		/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President and Secretary

GLOBAL COMPANIES LLC

By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President and Secretary

GLOBAL MONTELLO GROUP LLC

By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Secretary and General Counsel

CHELSEA SANDWICH LLC

By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President and Secretary

GLOBAL PETROLEUM CORP.

By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Secretary

LAREA HOLDINGS LLC

By:	/s/ Eric Slifka
Eric Slifka
Manager

LAREA HOLDINGS II LLC

By:	/s/ Andrew Slifka
Andrew Slifka
President

CHELSEA TERMINAL LIMITED PARTNERSHIP

By:	CHELSEA TERMINAL CORP.,
its General Partner

	By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Secretary

SANDWICH TERMINAL, L.L.C.

By:	Global Petroleum Corp.
its Sole Member

	By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Secretary

MONTELLO OIL CORPORATION

By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Secretary